UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2004

HRPT PROPERTIES TRUST
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	1-9317 (Commission file number)	04-6558834 (I.R.S. employer identification number)

400 Centre Street, Newton, Massachusetts (Address of principal executive offices)	02458 (Zip code)

Registrant’s telephone number, including area code:  617-332-3990

Item 5. Other Events.

Renewed Rights Agreement

        On March 10, 2004, the Board of Trustees of HRPT Properties Trust (the “Company”) approved the renewal of the Company’s existing shareholder rights plan through the execution and delivery of a Renewed Rights Agreement.

        The terms of the Renewed Rights Agreement and the Rights issued thereunder are set forth in the Renewed Rights Agreement and are described in the related press release, copies of which are filed herewith as Exhibits 4.1 and 99.6, respectively, and incorporated herein by reference.

Bylaw Amendment

        On March 10, 2004, the Company’s Board of Trustees approved an amendment to the Company’s bylaws (the “Amendment”). Among other things, the Amendment establishes procedures to be followed by shareholders taking action by written consent. The full text of our Bylaws as in effect at the date of this report, including the Amendment, is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

3.1	Composite copy of Amended and Restated Bylaws of the Company dated March 20, 2003, as amended to date.

4.1	Renewed Rights Agreement, dated as of March 10, 2004, between the Company and EquiServe Trust Company, N.A., as Rights Agent, including all exhibits thereto.

10.1	Form of Indemnification Agreement.

10.2	Amendment No. 2 to Advisory Agreement dated as of March 10, 2004, by and between the Company and Reit Management & Research LLC.

99.1	Charter of the Nominating and Governance Committee, dated March 10, 2004.

99.2	Charter of the Compensation Committee, dated March 10, 2004.

99.3	Charter of the Audit Committee, dated March 10, 2004.

99.4	Governance Guidelines, dated March 10, 2004.

99.5	Code of Business Conduct and Ethics, dated March 10, 2004.

99.6	Press Release of the Company dated March 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HRPT PROPERTIES TRUST (Registrant) By: /s/ John C. Popeo John C. Popeo Treasurer and Chief Financial Officer

Dated: March 15, 2004